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EXHIBIT 4.0(A)      AMENDED AND RESTATED BAYONNE BANCSHARES, INC.
                    1995 STOCK OPTION PLAN




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                  AMENDED AND RESTATED BAYONNE BANCSHARES, INC.
                             1995 STOCK OPTION PLAN

1.    PURPOSE

      The purpose of the Amended and Restated Bayonne Bancshares, Inc. 1995 Stock Option Plan (the "Plan") is to advance the interests of Bayonne Bancshares, Inc. (the "Company") and its shareholders by providing Employees and Outside Directors of the Company and its Affiliates, including First Savings Bank of New Jersey, S.L.A. (the "Bank"), upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability.

2.    DEFINITIONS

      "AFFILIATE" "parent corporation" or "subsidiary corporation" of the Bank or the Company, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

      "AWARD" means an Award of Non-statutory Stock Options, Incentive Stock Options, and/or Limited Rights granted under the provisions of the Plan.

      "BENEFICIARY" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose of the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, his estate.

     "BOARD OF DIRECTORS" means the Board of Directors of the Bank and the Company, as applicable.

      "CHANGE IN CONTROL" means a change in control of the Company or the Bank of a nature that (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Exchange Act; (ii) results in a "change of control" or "acquisition of control" within the meaning of the regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency) found at 12 C.F.R. Part 574, as in effect on the date hereof; PROVIDED, HOWEVER, that in applying the definition of change in control as set forth under such regulations the Board of Directors shall substitute its judgment for that of the OTS; or
(iii) without limitation Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company and any securities purchased by any tax-qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a nominating committee serving under the Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or Company is not the resulting entity; or (D) a solicitation of shareholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities then subject to the plan are exchanged for or converted into cash or property or securities not issued by the Bank or the Company; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Company.



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      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COMMITTEE" means the Committee designated by the Board of Directors, pursuant to Section 3 herein, to administer the Plan.

      "COMMON STOCK" means the common stock of the Company , par value $0.10 per share.

      "COMPANY" means Bayonne Bancshares, Inc.

     "DATE OF GRANT" means the actual date on which an Award is granted by the Committee.

     "DIRECTOR" means a member of the Boards of Directors of the Company or its Affiliates.

      "DIRECTOR   EMERITUS"  means  a  former  Director  of  the  Bank,  who  in recognition of his past contributions to the Bank, has been titled as a director emeritus of the Bank.

      "DISABILITY" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of such employee's lifetime.

      "EMPLOYEE" means any person who is currently employed by the Bank or the Company or an Affiliate, including officers.

      "FAIR MARKET VALUE" means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market (as published by THE WALL STREET JOURNAL, if published) on the date prior to such date, or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon; PROVIDED, HOWEVER, that if the Common Stock is not reported on the Nasdaq National Market, Fair Market Value shall mean the average sale price of all shares of Common Stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Common Stock sold during the 90-day period immediately preceding the date on which such stock option was granted. In the event Fair Market Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee. The Committee shall be authorized to obtain an independent appraisal to determine the Fair Market Value of the Common Stock.

      "INCENTIVE STOCK OPTION" means an Option granted by the Committee to an Employee Participant, which Option is designated as an Incentive Stock Option pursuant to Section 8.

      "LIMITED RIGHT" means the right to receive an amount of cash based upon the terms set forth in Section 9.

      "NON-STATUTORY  STOCK OPTION" means an Option  granted by the Committee to
(i) an Outside Director or (ii) to any other Participant and such option is either (A) not designated by the Committee as an Incentive Stock Option, or (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in
Section 422 of the Code and the regulations thereunder.

      "NORMAL RETIREMENT" means, for an Employee, retirement at the normal or early retirement date as set forth in the Bank's Employee Stock Ownership Plan, or any successor plan. For an Outside Director, Normal Retirement means retirement from service on the Boards of Directors of the Company or an Affiliate.

      "OPTION" means Award granted under Section 7 or Section 8.

      "OUTSIDE DIRECTOR" means a Director who is not also an Employee.


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      "PARTICIPANT"  means an Outside Director or an Employee of the Bank or the
Company or an Affiliate chosen by the Committee to participate in the Plan.

     "TERMINATION FOR CAUSE" means the termination of employment caused by the individual's personal dishonesty, willful misconduct, any breach of a fiduciary duty involving personal profit or intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, any of which results in material loss to the Bank, the Company, or an Affiliates.

3.    ADMINISTRATION

      The Plan shall be administered by the Committee. The Committee shall consist of two or more disinterested directors of the Company, who shall be appointed by the Board of Directors of the Company. A member of the Board of Directors shall be deemed to be "disinterested" only if he satisfies such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries.

4.    TYPES OF AWARDS

      Awards under the Plan may be granted in any one or a combination of (a) Incentive Stock Options as defined in Section 7; (b) Non-statutory Stock Options as defined in Section 8; and (c) Limited Rights as defined herein in Section 9.


5.    STOCK SUBJECT TO THE PLAN

      There shall be 398,307 shares available for Awards under this Plan. Of those shares no more than 270, 851 shares shall be available in connection with the grant of Incentive Stock Options. The shares of Common Stock represented by Options granted pursuant to this Plan may be either authorized but unissued shares or shares previously issued and reacquired by the Company. To the extent that Options together with any related rights granted under the Plan terminate, expire or are cancelled without having been exercised or, in the case of Limited Rights exercised for cash, new Awards may be made with respect to these shares. Option Awards granted to Employees and Outside Directors shall be subject to the individual and aggregate limitations imposed by the Office of Thrift Supervision regulations, as applicable.

6.    ELIGIBILITY

      Officers and other Employees of the Company and its Affiliates shall be eligible to receive Incentive Stock Options, Non-statutory Stock Options and/or Limited Rights under the Plan. Outside Directors shall not be eligible to receive Incentive Stock Options under the Plan. Outside Directors shall be eligible to receive only Non-statutory Stock Options.


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7.    NON-STATUTORY STOCK OPTIONS

      7.1   GRANT OF NON-STATUTORY STOCK OPTIONS

      (a) Grants.  The  Committee  may, from time to time,  grant  Non-statutory
          ------
Stock Options to eligible Employees and Outside Directors upon such terms and conditions as the Committee may determine. Non-statutory Stock Options granted under this Plan are subject to the terms and conditions set forth in this
Section 7.

      (b) Option  Agreement.  Each Option shall be evidenced by a written option
          -----------------
agreement between the Company and the Award recipient specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of this grant. The maximum number of shares subject to a Non-statutory Option that may be awarded under the Plan to any Employee shall be 117,320.

      (c) Price.  The purchase price per share of Common Stock  deliverable upon
          -----
the exercise of each Nonstatutory Stock Option shall be determined by the Committee on the date the Option is granted. Except as provided below, such purchase price shall not be less than 100% of the Fair Market Value of the Company's Common Stock on the date the Option is granted. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option granted in exchange for and upon surrender of previously granted awards shall be not less than 100% of the Fair Market Value of the Company's Common Stock on the date the Option is granted, but in no event may the purchase price of any Non-statutory Stock Option be less than the par value of the Common
Stock. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares determined in the manner described in Section 2.

      (d) Manner of  Exercise.  Unless  otherwise  specified  by the  Committee,
          -------------------
Non-statutory Stock Options granted under the Stock Option Plan shall vest in a Participant at the rate of twenty percent (20%) per year commencing from the Date of Grant. The vested Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Company . Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of previously acquired Common Stock of the Company at the Fair Market Value of such shares determined on the exercise date by the manner described in Section 2 hereof.

      (e) Terms of  Options.  The term  during  which each  Non-statutory  Stock
          -----------------
Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than 10 years and one day from the Date of Grant. The Non-statutory Options awarded to Employees shall be exercisable in installments, as determined by the Committee. The Committee shall determine the date on which each installment shall become exercisable. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes exercisable. The Committee, in its sole discretion, may accelerate the time at which any Non-statutory Stock Option awarded to Employees and Outside Directors may be exercised in whole or in part. Notwithstanding the above, in the event of a Change in Control of the Bank or the Company, all Non-statutory Stock Options shall become immediately exercisable.

      (d)  Termination  of Employment  or Service.  Upon the  termination  of an
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Employee's  employment or upon termination of an Outside  Director's service for any reason other than Disability, death, Normal Retirement or Termination for Cause, the Employee's or Outside Director's Non-statutory Stock Options shall be exercisable only as to those shares that were immediately purchasable by the Employee or Outside Directors at the date of termination and only for a period of one (1) year following termination. For purposes of determining the date of termination of an Outside Director's service, service as a Director Emeritus of the Bank following termination from the Board of Directors will not cause a Participant to incur a termination of service and such Participant will continue to vest in his Award until termination of service as a Director Emeritus. In the event of Termination for Cause, all rights under his Non-statutory Stock Options shall expire upon termination. In the event of the death or Disability of any Employee or Outside Director, all Non-statutory Stock Options held by such Employee or Outside Director, whether or not exercisable at such

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time,  shall be  exercisable  by such  person  or his legal  representatives  or beneficiaries for one (1) year following the date of his death or cessation of employment or service, as applicable, PROVIDED that in no event shall the period extend beyond the expiration of the Non-statutory Stock Option term. In the event of Normal Retirement, all Non-statutory Stock Options held by an Employee, whether or not exercisable at such time, shall be exercisable for one (1) year following the date of the Participant's retirement, provided, however, that in
                                                     --------   -------
the event the Employee continues in service as a director of the Company or an Affiliate, following his Normal Retirement, the Participant's Award will continue to vest during his tenure as a Director pursuant to his original vesting schedule. Notwithstanding the above, all Non-statutory Options held by a Participant whose employment as an Employee or service as an Outside Director terminates following a Change in Control of the Bank or the Company shall be deemed earned as of the last day of employment or service with the Company or an Affiliate and shall be exercisable for one (1) year following such termination of employment or service.

8.    INCENTIVE STOCK OPTIONS

      8.1   GRANT OF INCENTIVE STOCK OPTIONS

      The Committee, from time to time, may grant Incentive Stock Options to eligible Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

      (a) Option  Agreement.  Each Option shall be evidenced by a written option
          -----------------
agreement between the Bank and the Employee specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of this grant.

      (b) Price.  The purchase price per share of Common Stock  deliverable upon
          -----
the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock Option is granted. However, if an Employee owns stock possessing more than 10% of the total combined voting power of all classes of Common Stock of the Company (or under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates by reason of the ownership of such classes of common stock directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendant of such Employee or by or for any corporation, partnership, estate or trust or which such employee is a shareholder, partner or beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock
Option is granted. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of exercise of the Incentive Stock Option.

      (c) Manner of Exercise.  Unless  otherwise  determined  by the  Committee,
          ------------------
Incentive Stock Options granted under the Stock Option Plan shall vest in a Participant at the rate of twenty percent (20%) per year commencing from the date of grant. The vested Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Company , PROVIDED, HOWEVER, that no Options shall be exercisable prior to approval of the Plan by stockholders. Such notice is irrevocable and must be accompanied by full payment of the purchase price in cash or shares of previously acquired Common Stock of the Company. . If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the Fair Market Value of such shares shall be determined as of the date of such exercise of the Incentive Stock Option.

      (d)  Amount of  Options.  Incentive  Stock  Options  may be granted to any
           ------------------
eligible Employee in such amounts as determined by the Committee; PROVIDED that the amount granted is consistent with the terms of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding the above, the maximum number of shares that may be subject to an Incentive Stock Option awarded under the Plan to any Employee shall be 117,320. In granting Incentive Stock Options, the Committee shall consider the position and responsibilities of the eligible Employee, the length and value of his or her service to the or the Company, the compensation paid to the Employee and the Committee's evaluation of the performance of the or the Company according to measurements that include, among


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others, key financial ratios, levels of classified assets, and independent audit findings. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 8.1(d) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

      (e) Term of Options. The term during which each Incentive Stock Option may
          ---------------
be exercised shall be determined by the Committee, but in no event shall an Incentive Stock option be exercisable in whole or in part more than 10 years from the Date of Grant. If any Employee, at the time an Incentive Stock Option is granted to him, owns Common Stock representing more than 10% of the total combined voting power of the Company or its Affiliates (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of Common Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Employee, or by or for any corporation, partnership, estate or trust of which such Employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to him or her shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable during his lifetime only by the Employee to which it is granted.

      The Committee shall determine the date on which each Incentive Stock Option shall become exercisable and may provide that an Incentive Stock Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. To the extent required by Section 422 of the Code, the aggregate fair market value (determined at the time the Option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Bank and its Affiliates) shall not exceed $100,000. The Committee, in its sole discretion, may accelerate the time at which any Incentive Stock Option may be exercised in whole or in part; PROVIDED that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Bank or Company, all Incentive Stock Options shall become immediately exercisable unless the fair market value of the amount exercisable as a result of a Change in Control shall exceed $100,000 (determined as of the date of grant). In such event, the first $100,000 of Incentive Stock Options (determined as of the date of grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-statutory Stock Options.

      (f)  Termination  of  Employment.  Upon the  termination  of an Employee's
           ---------------------------
employment for any reason other than Normal Retirement, Disability, Change in Control, death or Termination for Cause, his or her Incentive Stock Options shall be exercisable only as to those shares which were immediately purchasable by him at the date of termination and only for a period of three (3) months following termination. In the event of Termination for Cause all rights under his or her Incentive Stock Options shall expire upon termination.

      In the event of death, Disability, termination in the event of a Change in Control or Normal Retirement, all Incentive Stock Options held by an Employee, whether or not exercisable at such time, shall be exercisable by such Employee or his legal representatives or beneficiaries for one (1) year following the date of his or her death or cessation of employment; PROVIDED, HOWEVER, that, in the case of Normal Retirement or termination in the event of a Change in Control, such Options shall not be eligible for treatment as Incentive Stock Options in the event such Options are exercised more than three (3) months following the date of the termination in the event of a Change in Control;
PROVIDED, FURTHER, that, upon a Participant's Normal Retirement, any such Options which are not eligible for treatment as Incentive Stock Options by operation of Section 422(d) of the Code (or any successor provision) shall be treated as Non-statutory Stock Options. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

      (g) Compliance  with Code. The Options granted under this Section 8 of the
          ---------------------
Plan are intended to qualify as Incentive  Stock  Options  within the meaning of
Section 422 of the Code, but the Company makes no warranty as to the qualification of any Option as an incentive stock option within the meaning of
Section 422 of the Code. If an Option granted hereunder fails for whatever reason to comply with the provisions of Section 422 of the Code and such failure is not or cannot be cured, such Option shall be a Non-statutory Stock Option.


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9.    LIMITED RIGHTS

      9.1   GRANT OF LIMITED RIGHTS

      The Committee may grant a Limited Right simultaneously with the grant of any Option to any Employee of the Company or an Affiliate, with respect to all or some of the shares covered by such Option. Limited Rights granted under this Plan are subject to the following terms and conditions:

      (a) Terms of Rights.  In no event shall a Limited Right be  exercisable in
          ---------------
whole or in part before the expiration of six (6) months from the date of grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control of the Bank.

      The Limited Right may be exercised only when the underlying Option is eligible to be exercised, provided that the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related Option.

      Upon exercise of a Limited Right, the related Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying Option. The Limited Right is transferable only when the underlying Option is transferable and under the same conditions.

      (b) Payment.  Upon exercise of a Limited Right,  the holder shall promptly
          -------
receive from the Company an amount of cash equal to the difference between the Fair Market Value on the Date of Grant of the related Option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised. In the event of a Change in Control in which pooling accounting treatment is a condition to the transaction, the Limited Right shall be exercisable solely for shares of stock of the Company, or in the event of a merger transaction, for shares of the acquiring corporation, or its parent, as applicable. The number of shares to be received on the exercise of such Limited Right shall be determined by dividing the amount of cash that would have ben available under the first sentence above by the Fair Market Value at the time of exercise of the shares underlying the Option subject to the Limited Right.

10.   SURRENDER OF OPTION

      In the event of a Participant's termination of employment or termination of service as a result of death or Disability, the Participant (or his personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee, make application to surrender all or part of the Options held by such Participant in exchange for a cash payment from the Company of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment and the exercise price per share of the Option on the Date of Grant. Whether the Company accepts such application or determines to make payment, in whole or in part, is within its absolute and sole discretion, it being expressly understood that the Company is under no obligation to any Participant whatsoever to make such payments. In the event that the Company accepts such application and determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.

11.   RIGHTS OF A SHAREHOLDER; NON-TRANSFERABILITY

      An optionee shall have no rights as a shareholder with respect to any shares covered by a Non-statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Company or its Affiliates or to continue to perform services for the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate his or her services as an officer or other employee at any time.



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



      No Award under the Plan shall be transferable by the optionee other than by will or the laws or descent and distribution and may only be exercised during his or her lifetime by the optionee, or by a guardian or legal representative. The designation of a beneficiary does not constitute a transfer of an Award.

12.   DESIGNATION OF BENEFICIARY

      A Participant, with the consent of the Committee, may designate a person or persons to receive, in the event of death, any Option or Limited Rights Award to which he or she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a Beneficiary, then his estate will be deemed to be the Beneficiary.

13.   DILUTION AND OTHER ADJUSTMENTS

      In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company , the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

      (a) adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

      (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan;

      (c) subject to 422 of the Code , adjustments in the purchase price of outstanding Incentive and/or Nonstatutory Stock Options, or any Limited Rights attached to such Options.

      No such adjustments, however, may change materially the value of benefits available to a Participant under a previously granted Award.

14.   WITHHOLDING

      There may be deducted from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld.

15.   AMENDMENT OF THE PLAN

      The Board of Directors may at any time, and from time to time, modify or amend the Plan and Award Agreements in any respect; PROVIDED, HOWEVER, that if necessary to continue to qualify the Plan under the Securities and Exchange Commission Rule 16b-3, the approval by a majority of the shares represented in person or by proxy at an annual or special meeting of the Company shall be required for any such modification or amendment that:
       (a) increases the maximum number of shares for which options may be granted under the Plan (SUBJECT, HOWEVER, to the provisions of Section 13 hereof);

      (b) reduces the exercise price at which Awards may be granted (SUBJECT, HOWEVER, to the provisions of Sections 8.1(a) and 13 hereof);

      (c) extends the period  during  which  options may be granted or exercised
      beyond  the  times  originally   prescribed  (SUBJECT,   HOWEVER,  to  the
      provisions of Section 8.1(a) hereof); or

      (d) changes the persons eligible to participate in the Plan.



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


      Failure to ratify or approve  amendments or  modifications  to subsections
(a) through (d) of this Section 15 by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.

      No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.

16.   APPROVAL BY STOCKHOLDERS

      The Plan was approved by stockholders of the Bank. No Options were granted pursuant to the Plan prior to such stockholder approval. Any amendments to the Plan shall be subject to the provisions of Section 15 hereof.


17.   EFFECTIVE DATE OF PLAN

      The Plan shall become effective upon the date adopted by the Board of Directors, following the approval of stockholders (the "Effective Date").

18.   TERMINATION OF THE PLAN

      The right to grant Awards under the Plan will terminate upon the earlier of ten (10) years after the Effective Date of the issuance of Common Stock or the date on which the exercise of Options or related rights equaling the maximum number of shares reserved under the Plan occurs as set forth in Section 5 hereof. The Board of Directors has the right to suspend or terminate the Plan at any time; PROVIDED that no such action will, without the consent of a Participant, affect adversely his rights under a previously granted Award.

19.   APPLICABLE LAW

      The Plan will be administered in accordance with the laws of the State of New Jersey and federal law, to the extent applicable.




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